This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE
TEREX CORPORATION
AMENDED AND RESTATED
2018 OMNIBUS INCENTIVE PLAN

    Agreement, made as of the [DATE] between TEREX CORPORATION, a Delaware corporation, having an office at 301 Merritt 7, Norwalk, Connecticut 06851 (hereinafter called the “Corporation” or “Company”) and [GRANTEE’S NAME] (the “Participant”).

W I T N E S S E T H:

    The Corporation hereby grants the Participant as of [GRANT DATE] (“Date of Grant”) [####] restricted stock units (“RSUs”) [(“Target RSUs”)] subject to the following terms and conditions:

    1.    Forfeitures and Vesting.

    The Participant shall receive the [Target RSUs] [RSUs] in accordance with the following, but subject to forfeiture as described below:

    [(a)    The Target RSUs that may be earned by the Participant will be based on (i) the Corporation’s Total Shareholder Return, as defined below, relative to the Peer Group’s (as set forth in Annex I) Total Shareholder Return for each specified period of time (“Performance Period”) and (ii) satisfaction of the condition of employment, as set forth below.

        (1) “Total Shareholder Return” (or “TSR”) over each specified period shall be calculated in accordance with the following formula: ((Final Price + all cash dividends paid during the specified period, included as of the applicable ex-dividend date)/Initial Price) – 1, expressed as a percentage.

        (2) “Final Price” shall mean the average of the closing prices of the common stock of each peer company and the Company for the final thirty trading days of the specified period. For purposes of this Agreement, this shall mean the final thirty trading days in [YEAR], [YEAR] and [YEAR], as applicable.

        (3) “Initial Price” shall mean the average of the closing prices of the common stock of each peer company and the Company for the last thirty trading days preceding the beginning of the specified period. For purposes of this Agreement, the Initial Price shall be calculated based on the average of the closing

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
stock prices over the thirty days beginning on [DATE] and ending on [DATE] and the final thirty trading days in [YEAR] and [YEAR], as applicable.

        (4) The Company’s Total Shareholder Return for each specified period shall be measured as a percentile ranking in comparison with the index of the Peer Group Total Shareholder Return (the “Index”).

    (b)     The total number of RSUs to be received pursuant to this agreement shall be the “RSUs” and shall be calculated as follows:

        (i) [X]% of the Target RSUs shall be earned if the Company’s Total Shareholder Return for [DATE] – [DATE] (“Period 1”) is equal to the [X] percentile Total Shareholder Return of the Index for Period 1;

        (ii) [X]% of the Target RSUs shall be earned if the Company’s Total Shareholder Return for [DATE] – [DATE] (“Period 2”) is equal to the [X] percentile Total Shareholder Return of the Index for Period 2;

        (iii) [X]% of the Target RSUs shall be earned if the Company’s Total Shareholder Return for [DATE] – [DATE] (“Period 3”) is equal to the [X] percentile Total Shareholder Return of the Index for Period 3; and

        (iv) [X]% of the Target RSUs shall be earned if the Company’s Total Shareholder Return for [DATE] – [DATE] (“Period 4”) is equal to the [X] percentile Total Shareholder Return of the Index for Period 4 (each of Period 1, Period 2, Period 3 and Period 4 is an “Applicable Period”);

    The percentile rank calculation shall be calculated without including the Company.

Each of the RSUs amounts set forth in (i), (ii), (iii) and (iv) above shall be subject to adjustment based on the following formula: RSUs earned = TSR Payout Factor x 0.25 x Target RSUs. The “TSR Payout Factor” is based on the Company’s Total Shareholder Return for the Applicable Period relative to the Index, determined in accordance with the following table:

If the Company’s TSR rank            TSR Payout Factor (% of
against the Peer Group is            Target RSUs)

The TSR Payout Factor shall be interpolated on a straight-line basis between the percentile levels in the above table, but no amounts will be payable if the

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
Company’s TSR rank against the Peer Group is below the Threshold level and no amounts over [X] % will be paid out if the Company’s TSR rank against the Peer Group is above the Maximum level.
By way of example to illustrate the calculation of the number of RSUs earned if the Target RSUs amount is [X] shares. If the Company’s TSR rank in Period 1 was the [X] percentile, Period 2 was the [X] percentile, Period 3 was the [X] percentile and Period 4 was the [X] percentile, the number of RSUs would be [X] shares ([X]) as shown in the table below:

	TSR Rank	Payout Factor	Weighting	RSUs (1,200 Target)
Period 1
Period 2
Period 3
Period 4
Total RSUs Earned

    Any required payment of RSUs will occur on [DATE] (the “Payment Date”).

    If the Participant terminates employment with the Corporation and its subsidiaries and affiliates at any time prior to the Payment Date (other than in the case of the Participant's death or Disability), then the Participant will forfeit all rights to any RSUs hereunder. An individual who is employed by a subsidiary or affiliate of the Corporation shall be deemed to have ceased employment with the Corporation at such time as the Corporation owns, either directly or indirectly, less than 50% of the total combined voting power of all classes of stock entitled to vote of such subsidiary or affiliate.

    If there has not been a forfeiture as set forth in the preceding paragraph, then in the event of the occurrence prior to the Payment Date of (i) the Participant’s death or Disability or (ii) a Change in the Control of the Corporation, the Participant shall receive the Target RSUs (as adjusted for the completion of any Applicable Periods). For the purposes of this Agreement, the merger of the Corporation with a public company (“New Parent”) (A) whose shares trade on the NASDAQ Stock Market or New York Stock Exchange as a U.S. public company and (B) whose average daily trading volume for the last full fiscal year prior to the merger of the Corporation with such public company is at least 80% of the average trading volume of the Corporation for the same time period shall

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
not be considered nor result in a Change in Control of the Corporation (the “Merger Transaction”).]

    [If the Corporation achieves a targeted return on invested capital (the “ROIC Target”) for the period [DATE] through [DATE], then the Participant shall receive [X] RSUs (the “Target RSUs”). [The ROIC Target is [X%].] [The ROIC Target will be determined and communicated to the Participant upon completion of the Corporation’s [YEAR] annual budget and approval of the ROIC Target by the Committee, which is expected to be completed no later than [DATE]]. See Annex I for how ROIC shall be calculated. The Committee may make such adjustments, to the extent it deems appropriate, to the ROIC calculation to compensate for or reflect any material changes that may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of businesses or any significant non-recurring items that, in the sole judgment of the Committee, alter or affect the computation of ROIC.

    For each percent increase in attainment above the ROIC Target, the number of RSUs to be received by the Participant hereunder will increase by [X] percent ([X]%). For attainment at or above [X]% of the ROIC Target, the number of RSUs to be received by the Participant hereunder will be capped at [X]% of the Target RSUs (such maximum number, the “Maximum RSUs”).

    For each percent decrease in attainment below the ROIC Target, the number of RSUs to be received by the Participant hereunder will decrease by [X] percent ([X]%). For attainment that is [X]% of the ROIC Target, the number of RSUs to be received by the Participant hereunder will be [X]% of the Target RSUs. If the Committee determines that less than [X]% of the ROIC Target is achieved, no RSUs will be received by the Participant hereunder and the Target RSUs shall be immediately forfeited.

    The total number of RSUs to be received pursuant to this agreement (which in any event cannot exceed the Maximum RSUs) shall be the “RSUs.” By way of example, the table below illustrates the calculation of the number of RSUs earned if the Target RSUs amount is [X] shares [and if the ROIC Target is [X]%:]

ROIC Achievement	ROIC Payout %	RSUs Eligible for Payout

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.

Any required payment of RSUs will occur as soon as administratively practicable on the later of [DATE] or, after the Corporation’s [YEAR] financial statements are completed and filed with the Securities and Exchange Commission (the “Payment Date”).

    If the Participant terminates employment with the Corporation and its subsidiaries and affiliates at any time prior to the Payment Date (other than in the case of the Participant's death or Disability), then the Participant will forfeit all rights to any RSUs hereunder. An individual who is employed by a subsidiary or affiliate of the Corporation shall be deemed to have ceased employment with the Corporation at such time as the Corporation owns, either directly or indirectly, less than 50% of the total combined voting power of all classes of stock entitled to vote of such subsidiary or affiliate.

    If there has not been a forfeiture as set forth in the preceding paragraphs, then in the event of the occurrence prior to the Payment Date of (i) the Participant’s death or Disability or (ii) a Change in the Control of the Corporation, the Participant shall receive upon the occurrence of (i) or (ii) the RSUs (or the Target RSUs in the event that the Corporation’s [YEAR] financial statements have not yet been completed and filed with the Securities and Exchange Commission). For the purposes of this Agreement, the merger of the Corporation with a public company (“New Parent”) (A) whose shares trade on the NASDAQ Stock Market or New York Stock Exchange as a U.S. public company and (B) whose average daily trading volume for the last full fiscal year prior to the merger of the Corporation with such public company is at least 80% of the average trading volume of the Corporation for the same time period shall not be considered nor result in a Change in Control of the Corporation (the “Merger Transaction”). An individual who is employed by a subsidiary or affiliate of the Corporation shall be deemed to have ceased employment with the Corporation at such time as the Corporation owns, either directly or indirectly, less than 50% of the total combined voting power of all classes of stock entitled to vote of such subsidiary or affiliate.]

    2.    Transfer Restrictions. The RSUs are not transferable and shall not be sold, assigned, pledged or otherwise transferred by the Participant until received by the

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
Participant (that is, when they are no longer subject to forfeiture). The Participant shall have no rights as a stockholder of the Corporation, including no dividend rights and no voting rights.

    3.    Plan. The RSUs are awarded pursuant to the Terex Corporation Amended and Restated 2018 Omnibus Incentive Plan (the "Plan") and are subject to all of the terms and conditions of said Plan, which is hereby incorporated herein by reference. All capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.

    4.     RSU Payment. The RSUs are bookkeeping entries only. The Corporation shall cause the RSUs to be transferred on the books of the Corporation and registered in the name of the Corporation as nominee for the Participant until all restrictions lapse or such RSUs are forfeited as provided herein. Upon the restriction lapse, the RSUs shall be paid by the Corporation delivering to the Participant the number of shares of common stock of the Corporation of the par value of $.01 per share (“Common Stock”) equal to the number of RSUs that were received by the Participant in accordance with Section 1 above. The number of shares of Common Stock shall be transferred from the books of the Corporation to the books of the Plan recordkeeper, in street name, for the benefit of the Participant.

    5.    Tender Offer or Merger. RSUs (i) may be tendered in response to a tender offer for or a request or invitation to tenders of greater than 50% of the outstanding common stock of the Corporation or (ii) may be surrendered in a merger, consolidation or share exchange involving the Corporation; provided, in each case, that the securities or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions set forth herein (the “New Securities”), provided, further, that in the event that New Parent is unable to issue New Securities that are equivalent in value and terms and with restrictions that are no more onerous than the RSUs then the RSUs [(or the Target RSUs in the event that the Corporation’s [YEAR] financial statements have not yet been completed and filed with the Securities and Exchange Commission)] shall vest upon the closing of the Merger Transaction. If the New Securities are issued and the Participant’s employment is terminated within 24 months following the Merger Transaction by the Corporation without Cause or by the Participant for good reason, the New Securities that have not previously vested will become fully vested immediately upon the termination of the Participant’s employment with the Corporation.

    6.    Withholding Taxes. In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the Participant’s receiving his or her RSUs, the Participant shall pay the Corporation the amount of tax to be withheld in connection with Participant's receipt of the RSUs. In the alternative, the Participant may elect, subject to Article 21 of the Plan, to satisfy such

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
obligation by having the Corporation withhold shares of Common Stock that otherwise would be delivered to the Participant as a result of the vesting of the RSUs.

    7.    Government Regulations. Notwithstanding anything contained herein to the contrary, the Corporation’s obligation to issue and deliver certificates evidencing the RSUs shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
    8.    Employment. Participation in the Plan shall not affect the Corporation's right to discharge a Participant or constitute an agreement of employment between the Participant and the Corporation.

    9.    Clawback. The Participant agrees and acknowledges that the RSUs, whether or not vested or settled and the Shares that may be issued hereunder (including the proceeds from any sale of such Shares), (a) shall be subject to mandatory recovery, recoupment, repayment or recapture by the Participant to the Corporation under the Terex Corporation Clawback Policy, to the extent applicable, or in the event that any applicable law or regulation requires repayment by the Participant of any compensation paid by the Corporation to the Participant and (b) may be subject to recovery, recoupment, repayment or recapture by the Participant to the Corporation, in the Committee’s sole discretion if (i) the Participant intentionally violates his or her fiduciary duty to the Corporation or a written policy of the Corporation, including, without limitation, the Corporation’s Code of Ethics and Conduct and any written policies relating to harassment, discrimination or retaliation, (ii) the Participant engages in conduct, or oversees team members who engage in conduct and knew of or was willfully blind to such conduct, that would give rise to a termination for Cause (even if the Corporation does not actually terminate the team member), (iii) the Participant breaches the terms of any confidentiality, non-competition, non-solicitation or other restrictive covenant term or agreement, in each case, owed to or in favor of the Corporation or (iv) the Participant commits any act or omission which is, or is reasonably likely to be, materially adverse or injurious (financially, reputationally or otherwise) to the Corporation or any of its affiliates.

Participant agrees and acknowledges that he or she is obligated to cooperate with, and provide any and all assistance necessary to, the Corporation to recover, recoup, repay or recapture the RSUs, whether or not vested or settled and the Shares that may be issued hereunder (including the proceeds from any sale of such Shares) as set forth above. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup, repay or recapture the RSUs, whether or not vested or settled and the Shares that may be issued hereunder (including the proceeds from any sale of such Shares) or such other compensatory amounts from Participant’s accounts, or pending or future compensation or other grants. For purposes of

This document constitutes part of a prospectus covering securities that
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The date of this document is ______.
the foregoing, the Participant expressly and explicitly authorizes the Corporation to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third-party administrator engaged by the Corporation to hold any Shares and other amounts acquired pursuant to this Agreement to re-convey, transfer or otherwise return such Shares and/or other amounts to the Corporation upon the Corporation’s enforcement of this Agreement.

    10.    Governing Law. Except as otherwise provided, this Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first hereinabove written.

                        TEREX CORPORATION

                    By:    _______________________________
                        [CORPORATE OFFICER]

                        _______________________________
                        [GRANTEE’S NAME]

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.
Annex I
[Peer Group

Peer Group Calculations/Adjustments. The following adjustments to the Peer Group involved in the calculation of the Company’s comparative performance with respect to Total Shareholder Return during each Applicable Period shall be made:

(a)    If a Peer Group company is delisted on all major stock exchanges, such delisted Peer Group company will be removed from the Peer Group for each Applicable Period that has not yet been completed.

(b)    If the Company’s and/or any Peer Group company’s stock splits, such company’s performance will be adjusted for the stock split so as not to give an advantage or disadvantage to such company by comparison to the other companies.

(c)    If a Peer Group company declares bankruptcy during the Performance Period, the bankrupt company will remain in the Peer Group with a total shareholder return calculation of [X]% less than the lowest performing non-bankrupt company in the Peer Group.

(d)    The Compensation Committee may make such adjustments to the Peer Group, in the reasonable discretion of the Compensation Committee, to recognize changed circumstances with respect to the companies comprising the Peer Group, including, but not limited to, acquisitions of a Peer Group company, acquisitions by a Peer Group Company and sales, spin-offs, or disposals of a portion of a Peer Group company’s business; provided, however, that under no circumstances may the Compensation Committee make any changes to the Peer Group for any completed Performance Period.

(e)    No new Peer Group companies may be added during the course of a Performance Period.]

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
The date of this document is ______.

[ROIC is determined by dividing the sum of net operating profit after-tax (“NOPAT”) for each of the previous four quarters by the average of Debt less Cash and cash equivalents plus Stockholders’ equity for the previous five quarters. NOPAT for each quarter is calculated by multiplying Income (loss) from operations by one minus the full year effective tax rate. Debt is calculated using amounts for Current portion of long-term debt plus Long-term debt, less current portion.

ROIC is calculated using the last four quarters’ NOPAT as this represents the most recent 12-month period at any given point of determination. In order for the denominator of the ROIC ratio to properly match the operational period reflected in the numerator, the average of five quarters’ ending balance sheet amounts is included so that the denominator includes the average of the opening through ending balances (on a quarterly basis) thereby providing, over the same time period as the numerator, four quarters of average invested capital. The Compensation and Human Capital Committee may make such adjustments, to the extent it deems appropriate, to the ROIC calculation to compensate for or reflect any material changes that may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of businesses or any significant non-recurring items that, in the sole judgment of the Compensation and Human Capital Committee, alter or affect the computation of ROIC.]